UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2011

SRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31334 (Commission File Number)	54-1360804 (IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia (Address of Principal Executive Offices)	22033 (Zip Code)
(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On June 6, 2011, SRA International, Inc. (“SRA”) issued a press release announcing it has established Monday, June 13, 2011 as the record date for a special meeting of its stockholders to consider and vote on a proposal to adopt the previously announced definitive merger agreement, entered into on March 31, 2011, between SRA and affiliates of Providence Equity Partners. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.
Forward-Looking Statements
Any statements in this Form 8-K about prospective performance and plans for SRA, the expected timing of the completion of the merger and the ability to complete the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the inability to complete the acquisition of SRA (the “Merger”) by an affiliate of Providence Equity Partners LLC due to the failure (a) to obtain stockholder approval for the Merger; (b) to satisfy other conditions to the completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; or (c) to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (ii) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the Merger; (iii) the occurrence of any other event, change or circumstance that could give rise to a termination of the merger agreement; (iv) the fact that, if the Merger is not consummated due to a breach of the merger agreement by Parent or Merger Sub, SRA’s remedy may be limited to receipt of a termination fee of $112.9 million, and if the Merger is not consummated under certain circumstances, SRA is not entitled to receive any such termination fee; (v) if the merger agreement is terminated under specified circumstances, SRA may be required to pay Providence Equity Partners LLP a termination fee of up to $47 million; (vi) the diversion of management’s attention from ongoing business concerns due to the announcement and pendency of the Merger; (vii) the effect of the announcement of the Merger on our business relationships, operating results and business generally; (viii) the effect of the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the Merger; (ix) the possible adverse effect on the price of our common stock if the Merger is not completed in a timely matter or at all; and (x) the amount of the costs, fees, expenses and charges related to the Merger.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this Form 8-K represent our views as of June 6, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to June 6, 2011. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of SRA for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by SRA.

Important Additional Information
In connection with the proposed acquisition, SRA filed a preliminary proxy statement and other relevant documents concerning the acquisition with the SEC on April 18, 2011. When completed, a definitive proxy statement and a form of proxy will be mailed to shareholders of SRA. This Form 8-K does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.
Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.
The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press Release, issued by SRA on June 6, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.
Date: June 6, 2011	By:	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel